CERTIFICATION OF ADOPTION OF RESOLUTIONS

THE UNDERSIGNED HEREBY CERTIFIES individually and on behalf of the following Delaware statutory trusts (the "Vanguard Funds"):

Vanguard Wellington Fund
Vanguard Windsor Funds, a series fund consisting of:
Windsor Fund
Windsor II Fund
Vanguard World Fund, a series fund consisting of:
U.S. Growth Portfolio
International Growth Portfolio
Vanguard Gemini II Fund
Vanguard Explorer Fund
Vanguard Morgan Growth Fund
Vanguard Wellesley Income Fund
Vanguard Fixed Income Securities Funds, a series fund consisting of:
Short Term Bond Portfolio
GNMA Portfolio
U.S. Treasury Bond Portfolio
Investment Grade Bond Portfolio
High Yield Bond Portfolio
Short Term Government Bond Portfolio
Vanguard Money Market Reserves, a series fund consisting of:
Prime Portfolio
Federal Portfolio
U.S. Treasury Portfolio
Vanguard Municipal Bond Funds, a series fund consisting of:
Money Market Portfolio
Short-Term Portfolio
Intermediate Term Portfolio
Long-Term Portfolio
High Yield Portfolio
Insured Long-Term Portfolio
Limited Term Portfolio
Vanguard High Yield Stock Fund
Vanguard Preferred Stock Fund
Vanguard Adjustable Rate Preferred Stock Fund
Vanguard STAR Fund
Vanguard Index Trust, a series fund consisting of:
Extended Market Portfolio
500 Portfolio
Vanguard Trustee's Commingled Fund, a series fund consisting of:
United States Portfolio
International Portfolio
Vanguard Specialized Portfolios, a series fund consisting of:
Energy Portfolio
Gold & Precious Metals Portfolio
Health Care Portfolio
Service Economy Portfolio
Technology Portfolio
Vanguard PRIMECAP Fund

Vanguard California Tax-Free Fund, a series fund consisting of:
Money Market Portfolio
Insured Long-Term Portfolio
Vanguard New York Insured Tax-Free Fund
Vanguard Pennsylvania Tax-Free Fund, a series fund consisting of:
Money Market Portfolio
Insured Long Term Portfolio
Vanguard Convertible Securities Fund
Vanguard Small Capitalization Stock Fund
Vanguard Quantitative Portfolios
Vanguard Bond Market Fund
Vanguard Equity Income Fund
Vanguard New Jersey Tax-Free Fund, a series fund consisting of:
Money Market Portfolio
Insured Long Term Portfolio
Vanguard,Institutional Portfolio, a series fund consisting of
Institutional Money Market Portfolio
Vanguard Asset Allocation Fund
Vanguard Ohio Tax-Free Fund, a series fund consisting of
Money Market Portfolio
Insured Long-Term Portfolio
Vanguard Variable Insurance Fund, a series fund consisting of
Money Market Portfolio
High Grade Bond Portfolio
Equity Index Portfolio
Small Company Portfolio
Vanguard Institutional Index Fund
Vanguard International Equity Index Fund,a series fund consisting of
European Portfolio
Pacific Portfolio
Vanguard Real Estate Fund I
Vanguard Real Estate Fund II

that I am the duly elected and qualified Assistant Secretary of the Vanguard Funds, and that set forth below is a true and correct copy of resolutions duly adopted by a majority of the Trustees who are not interested persons of the Vanguard Funds at meetings of the Board of Trustees of each of the Vanguard Funds duly held on June 15, 1990, and that such resolutions have not been amended or rescinded and are now in full force and effect:

RESOLVED, That the action taken by the Fund's officers in entering into a $50 million blanket brokers (fidelity) bond insurance policy with ICI Mutual Insurance Company covering the Vanguard Funds, The Vanguard Group, Inc., its subsidiary companies and others as named insureds, under the terms presented to this meeting, be, and it is hereby approved and ratified; and that the proper officers of the Fund are hereby authorized and directed to do all acts and things necessary to carry such fidelity insurance coverage into effect;

FURTHER RESOLVED, That having given due consideration to the value of the aggregate assets of the Vanguard Funds and the other named insureds to which any coverage person has access, the terms of the custody arrangements and the nature of the securities held by the Vanguard Funds and the other named insureds, it is herby determined that the blanket brokers' (fidelity) bond in the amount of $50 million covering employees of the Vanguard

Funds, The Vanguard Group, Inc., and its subsidiary companies, is reasonable in amount, and that the same be approved by each of the Vanguard Funds as its fidelity bond required by Rule 17g-1 of the Investment Company Act of 1940,

FURTHER RESOLVED, That the method of allocating the premium expense of said fidelity bond among the named insureds, as presented to this meeting, be, and it is hereby approved; and that the proper officers of the Vanguard Funds are hereby authorized to make all premium payments in accordance with such method of allocation;

FURTHER RESOLVED, that the proper officers of the Vanguard Funds are hereby authorized to execute the necessary documents and to do such other acts in connection with the foregoing as they deem appropriate; and that Raymond J. Klapinsky, Secretary of each of the Vanguard Funds, is hereby authorized to give such notice to the Securities and Exchange Commission relating to the fidelity bond as may be required by Rule 17gl(g) of the Investment Company Act of 1940; and

FURTHER RESOLVED, that the Agreement dated as of June 1, 1990, required by Rule 17g-1 of the lnvestment Company Act of 1940 and outlining the procedures to be followed by all parties named as joint insureds under the fidelity bond in allocating recoveries of claims made under such bond, in the form presented to this meeting, be, and it is hereby approved.

IN WITNESS WHEREOF, I have executed this Certification as of this 29th day of May 2007.

/s/ Arthur S. Gabinet
Arthur S. Gabinet
Assistant Secretary